Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (File Nos. 333-292856, 333-291060, 333-287963, 333-280326, 333-255429, 333-252973 and 333-251311), Form S-8 (File No. 333-266316) and Form S-3 (File No. 333-285618) of GT Biopharma, Inc. of our report dated March 2, 2026 relating to the financial statements of GT Biopharma, Inc. as of December 31, 2025 and 2024, and for the years then ended which appears in this Form 10-K.

/s/ Weinberg & Company, P.A.

Los Angeles, California

March 2, 2026